UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

Yellow Roadway Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Item 5. Other Events

As previously reported, on December 11, 2003, Yellow Corporation (now Yellow Roadway Corporation) completed the acquisition of Roadway Corporation. The unaudited pro forma financial information in Exhibit 99.1 presents the combined results of operations of Yellow Roadway for the year ended December 31, 2003 as if the acquisition had occurred as of the beginning of the 2003 fiscal year. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations of Yellow Roadway that would have been reported had the acquisition been completed as of January 1, 2003, and should not be taken as representative of the future consolidated results of operations of Yellow Roadway.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

The following pro forma information is included in Exhibit 99.1 hereto and incorporated herein by reference:

Unaudited Condensed Combined Pro Forma Statement of Operations for the Year Ended December 31, 2003

Notes to unaudited condensed combined pro forma financial statements

(c)	Exhibits.

99.1	Certain pro forma financial information (see Item 7(b) above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2004

YELLOW ROADWAY CORPORATION

By:	/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Certain pro forma financial information